Exhibit 99.1
Press Release

Fox Factory Announces CEO Transition

•Independent Director Douglas Grimm Appointed Interim CEO; Board Initiates Search for Permanent CEO
•Leadership Team Focused on Customer-Led Product Innovation, Margin Improvement, Free Cash Flow and Return on Invested Capital
•Preliminary Third Quarter Fiscal 2026 Results Below Expectations; Updates Fiscal 2026 Outlook for Divestiture of Marucci and Operating Performance; Schedules Earnings Conference Call for November 5, 2026

DULUTH, Ga., Oct. 16, 2026 (GLOBE NEWSWIRE) -- Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today announced that its Board of Directors (the “Board”) has decided to make a leadership change. Effective October 16, 2026, the Board has appointed independent director Douglas (“Doug”) Grimm as Interim Chief Executive Officer, and Mike Dennison is stepping down from his role as CEO and a member of the Board.

The Board has retained Heidrick & Struggles, a leading executive search firm, to assist in identifying a permanent CEO. The search will be led by Chair Jean Hlay and directors Tom Duncan and Doug Grimm. Mr. Grimm, who is not a candidate for the permanent CEO role, will step down from the Audit Committee, but will remain on the Board and continue to serve on the Transformation Committee. Alan Bazaar will succeed Mr. Grimm as Chair of the Audit Committee. The Company’s leadership team, including Chief Financial Officer Dennis Schemm, who leads the Company’s profit optimization program, will continue to drive customer-led product innovation and growth.

“Doug is an accomplished executive with more than four decades of operating experience in the automotive and industrial sectors, and we are confident he is the right interim leader to accelerate execution in our businesses,” said Jean Hlay, Chair of the Board. “He has not only led multiple, successful transformations but also brings a deep understanding of our company’s heritage and the operational improvements we are executing on to reach our full potential. The Board and I look forward to working with him in this new capacity while we conduct a rigorous search for a permanent leader.”

“FOX has earned its place as a leader in the powered vehicle and bike markets through an unwavering commitment to innovating performance-defining products for professional athletes and enthusiasts,” said Mr. Grimm. “It is an honor to serve as Interim CEO at this important moment in FOX’s trajectory. Through my work on the Transformation Committee, I have seen firsthand how FOX’s talented team is actively working to deliver the best products and improve our financial position. I look forward to working closely with Dennis and our leadership team to execute on our strategy and advance a culture of excellence that our customers rely on.”

“On behalf of the Board, I also want to thank Mike for his many contributions to FOX over the last seven years,” added Ms. Hlay. “Mike helped build FOX into a precision engineering company with strong brands and great products. His focus on engineering and innovation earned the loyalty of our OEM partners, athletes and enthusiasts who depend on our products.”

“It has been a privilege to lead FOX since 2019 and navigate periods of significant change in partnership with such a talented team,” said Mr. Dennison. “I am proud of what we accomplished together and look forward to supporting Doug and the team through the transition.”

Doug Grimm Bio

Mr. Grimm is a seasoned operator with more than 40 years of experience in the automotive and industrial tech sectors, including as President and Chief Operating Officer of Metaldyne Performance Group Inc. (formerly NYSE: MPG), an automotive metals supplier with 60 manufacturing plants in 13 countries; as Chairman of Electrical Components International (ECI), a global manufacturer of electrical distribution systems; and as Founder, Chairman and CEO of Grede Holdings LLC, a leading manufacturer of safety-critical iron castings. Over his career, he led business transformations, integrations and more than 40 transactions. He currently serves as Chairman of the Board of Blue Bird Corporation (NASDAQ: BLBD) and as a member of the Board of Directors of Lucid Group, Inc. (NASDAQ: LCID).

Preliminary Third Quarter Fiscal 2026 Results

Based on preliminary unaudited information, the Company expects to report the following for the third quarter of fiscal 2026 ended October 2, 2026:

•Net sales of $336 million to $340 million, compared to guidance of $355 million to $380 million. Net sales include approximately $33 million from Marucci Sports through the September 25, 2026 closing of the divestiture, compared to approximately $46 million assumed in guidance for the full quarter.
•Adjusted EBITDA of $38 million to $42 million, excluding approximately $12 million of IEEPA tariff refunds received in the quarter, compared to guidance of $46 million to $54 million, which did not include any tariff refunds.

Third quarter results were below the Company’s expectations, primarily due to lower sales and margin at Marucci Sports, which did not deliver to expectations prior to the closing; lower than expected sales and margins in the Powered Vehicles Group driven by a supply disruption and the associated higher operating costs, and unfavorable mix; operating challenges within the Aftermarket Applications Group in its upfit business; and to a lesser extent, softer than expected bike sales in the Specialty Sports Group.

The preliminary results above are based on information available to the Company as of the date of this release and are subject to completion of the Company’s quarter-end financial close procedures. Actual results may differ from these preliminary results. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Complete results will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2026.

Fourth Quarter and Fiscal 2026 Outlook

The Company is lowering its outlook for the fourth quarter of fiscal 2026:

•Net sales of $287 million to $313 million, in line with prior underlying guidance for its remaining core businesses, excluding Marucci Sports.
•Adjusted EBITDA of $23 million to $29 million, excluding Marucci Sports. Relative to prior implied assumptions for the fourth quarter, the updated adjusted EBITDA assumption reflects the divestiture of Marucci Sports, a continuation of the supply disruption and higher than anticipated inflation in steel, aluminum and freight costs in the Powered Vehicles Group, and within the Aftermarket Applications Group lower chassis availability and continued operational challenges in the upfit business; at the segment level, adjusted EBITDA margin for the Powered Vehicles Group and Aftermarket Applications Group is expected to be approximately flat versus the fourth quarter of 2025.

The Company is lowering its fiscal 2026 outlook to reflect preliminary third quarter results, the divestiture of Marucci Sports on September 25, 2026, and updated expectations for the fourth quarter. For fiscal 2026, the Company now expects:

•Net sales of $1.35 billion to $1.38 billion, compared to prior guidance of $1.42 billion to $1.47 billion. Approximately $63 million of the reduction reflects Marucci Sports, including approximately $50 million of fourth quarter net sales included in prior guidance.
•Adjusted EBITDA of $140 million to $150 million, excluding approximately $14 million of IEEPA tariff refunds received in the second and third quarters, compared to prior guidance of $176 million to $196 million.
•Adjusted EBITDA, including IEEPA tariff refunds, in the range of $154 million to $164 million.

The outlook reflects input costs at current levels, including the aluminum, steel and freight inflation described above, and assumes no further increases. The Company has received the majority of the IEEPA tariff refunds it expects, and the outlook does not include any additional refunds.

FOX FACTORY HOLDING CORP.
NET SALES EXCLUDING MARUCCI SPORTS
(in millions)
(unaudited)

	Fiscal	Prior outlook		Preliminary / updated
	2025	Low	High	Low	High
Third quarter
Net sales, as reported / outlook	$376	$355	$380	$336	$340
Less: Marucci Sports	(49)	(44)	(48)	(33)	(33)
Net sales excluding Marucci Sports	$327	$311	$332	$303	$307
Fiscal year
Net sales, as reported / outlook	$1,467	$1,420	$1,470	$1,350	$1,380
Less: Marucci Sports	(186)	(172)	(180)	(113)	(113)
Net sales excluding Marucci Sports	$1,281	$1,248	$1,290	$1,237	$1,267
Marucci Sports net sales for fiscal 2025 and the first six months of fiscal 2026 are as presented in the unaudited pro forma condensed consolidated financial information filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 29, 2026. Third quarter fiscal 2025 Marucci Sports net sales are derived from the Company’s internal records. Fiscal 2026 amounts include Marucci Sports net sales through the September 25, 2026 closing of the divestiture. Net sales excluding Marucci Sports is a non-GAAP financial measure presented to help investors compare the Company’s net sales with prior periods on a consistent basis. Amounts may not sum due to rounding.

Available Information
Fox Factory Holding Corp. announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the Investor Relations section of its website (https://investor.ridefox.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design, engineering, and manufacturing of premium products that deliver championship-level performance for specialty sports and on- and off-road vehicles. Its portfolio of brands, like FOX, Method Race Wheels, and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers (OEMs). The Company also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
This release includes adjusted EBITDA, adjusted EBITDA excluding IEEPA tariff refunds and net sales excluding Marucci Sports, which are non-GAAP financial measures. Net sales excluding Marucci Sports is reconciled to net sales, the most directly comparable GAAP measure, in the net sales table above, and adjusted EBITDA excluding IEEPA tariff refunds is reconciled to adjusted EBITDA in the preliminary results and outlook above. The Company has not provided a reconciliation of preliminary third quarter adjusted EBITDA or fiscal 2026 adjusted EBITDA outlook to net income, the most directly comparable GAAP measure, because the Company has not completed its quarter-end financial close procedures and certain reconciling items cannot be reasonably predicted without unreasonable effort. The Company will provide a reconciliation of third quarter adjusted EBITDA to net income in its third quarter fiscal 2026 earnings release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements include, but are not limited to, statements regarding the Company’s leadership transition and the search for a permanent Chief Executive Officer; preliminary financial results for the third quarter of fiscal 2026; the Company’s outlook for the fourth quarter and fiscal 2026, including the assumptions underlying the outlook regarding input costs and IEEPA tariff refunds; the expected impact of the divestiture of Marucci Sports on the Company’s future results; the Company’s profit optimization program and its ability to drive customer-led product innovation and growth; and the timing of the Company’s third quarter earnings release and conference call. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks include, but are not limited to: the ability to successfully manage the leadership transition and identify and retain a permanent Chief Executive Officer; potential disruption to the business, management, employees, customers or OEM partners resulting from the leadership transition; adjustments to preliminary results arising from the completion of the Company’s financial close procedures; the impact of the divestiture of Marucci Sports on the Company’s future results of operations, including the loss of its net sales and earnings contribution; supply disruptions, including in the Powered Vehicles Group, and the availability of chassis and aluminum; inflation in aluminum, steel and freight costs and the assumption that input costs remain at current levels; the amount, timing and retention of IEEPA tariff refunds; operational challenges and higher expenses in the Aftermarket Applications Group’s upfit business; softer than expected bike demand in the Specialty Sports Group; the Company’s ability to achieve the objectives of its profit optimization program; the Company’s decision and ability to market and execute potential strategic transactions, which depend on, among other factors, third-party interest, valuation considerations and regulatory requirements; the Company’s ability to maintain its suppliers for materials, component parts and product without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow, ability to maintain profitability, and ability to remain in compliance with financial covenants; the Company’s ability to monitor the effects of new technological applications, such as artificial intelligence; the Company’s ability to protect against cybersecurity incidents and disruptions or failures of our information technology systems; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws, tariffs, and international trade policies, including regulations or orders related to the import and export of industry products; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases or public health issues causing disruptions in the U.S. and global economy and disrupting the business activities and operations of the Company’s customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to currency exchange rate fluctuations; the loss of key customers; our ability to accurately forecast demand for our products; strategic transformation costs; legal and regulatory developments, including the outcome of pending litigation or regulatory or other governmental inquiries, and the impact of changing emissions and other regulations in the various jurisdictions in which our products are produced, used, and/or sold; the cost of compliance with, or liabilities related to, environmental or other governmental regulations or changes in governmental or industry regulatory standards; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences and effectively compete against competitors; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; product recalls and product liability claims; the impact of tension in China-Taiwan relations, the war in Iran, or similar events on the Company’s business, operations or supply chain; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate changes in response thereto; changes in commodity, freight, and tariff costs (including tariff relief or our ability to mitigate tariffs, particularly in light of the policies of the current presidential administration and retaliatory actions in response thereto); our ability to mitigate increasing input costs through pricing or other measures; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2026, filed with the Securities and Exchange Commission on February 27, 2026, and in its Quarterly Reports on Form 10-Q and other subsequent filings. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by law.

CONTACT:
Investors:
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com

Media:
media@ridefox.com